UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2018 (August 16, 2018)

SURGE COMPONENTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27688	11-2602030
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

95 East Jefryn Blvd., Deer Park, New York	11729
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 595-1818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 16, 2018, Surge Components, Inc. (the “Company”), entered into an amendment (the “Amendment”) to that certain settlement agreement (the “Settlement Agreement”), dated December 22, 2016, by and among the Company, and Ira Levy, Peter Levy, Steven J. Lubman, Alan Plafker, Lawrence Chariton, Gary Jacobs and Martin Novick, on the one hand, and Messrs. Michael D. Tofias and Bradley P. Rexroad, on the other hand.

Pursuant to the Amendment, certain provisions related to the Company’s proposal to reincorporate from the State of Nevada to the State of Delaware (the “Reincorporation Proposal”) have been amended to provide that the Company will as soon as possible convene a shareholders meeting to vote on a proposal to reincorporate the Company from the State of Nevada to the State of Delaware. If, however, stockholders representing more than 40,000 shares of the Company’s common stock seek to exercise dissenter’s rights under the Nevada Revised Statutes, the Company may elect to withdraw the Reincorporation Proposal at such meeting and take steps to reconvene a meeting no later than February 1, 2019 for the purpose of re-submitting the Reincorporation Proposal to the Company’s stockholders. If at such meeting, stockholders representing more than 60,000 shares of common stock seek to exercise dissenter’s rights, then the Company may elect to withdraw such second Reincorporation Proposal at the 2019 shareholders meeting and take steps to reconvene a meeting no later than February 1, 2020 for the purpose of re-submitting the Reincorporation Proposal to the Company’s stockholders for a third and final time. The Company may not withdraw the Reincorporation Proposal from the 2020 meeting.

In addition, the Amendment provides for certain corporate governance actions to be taken by the Company in the event that the Company’s Reincorporation Proposal is withdrawn as a result of the exercise of such dissenter’s rights and will continue to be effective until the Reincorporation Proposal is approved, including the following:

●  the Company’s Board of Directors (the “Board”) will appoint Mr. Peter Levy as lead independent director of the Board for no less than a three-year term, and take all steps necessary and within its power to encourage stockholders to vote for his re-election to the board at any stockholder meeting at which he stands for election in 2018, 2019 and 2020; and the Insiders shall vote in favor of Mr. Levy’s re-election to the Board at any stockholder meeting at which he stands for election in 2018, 2019 and 2020;

●  the Company will not make any stock or option grants or grant any other non-cash compensation to its current officers and directors until the Company’s reincorporation is effectuated;

●  the Company will take all steps necessary to convene a stockholder meeting in fiscal year 2018 to declassify the Board on a rolling basis as soon as reasonably practicable, and the Company will convene a special meeting of stockholders of the Company for the purpose of approving such actions, at which meeting the Stockholders and the Insiders will vote all of their shares of Common Stock in favor of such actions;

● the Board shall promptly amend the Company’s Amended and Restated Bylaws to implement a customary majority voting standard in uncontested director elections;

● the Board shall promptly form a committee comprised of Mr. Peter Levy and Mr. Jacobs to (i) annually review the size of the Board and the compensation of the Company’s executive officers and members of the Board, and (ii) make recommendations concerning the results of such review to the Board;

● the Board shall promptly take all steps necessary and within its power to provide that the Company’s directors and officers owe the Company’s stockholders the same duties that such directors and officers would owe if the Company were incorporated in Delaware;

● the Board shall promptly amend the Company’s Amended and Restated Bylaws to provide stockholders the ability to inspect the Company’s books and records in accordance with and to the fullest extent permitted under Section 220 of the Delaware General Corporation Law, as if the Company was a corporation incorporated in Delaware;

● the Board shall promptly take all steps necessary and within its power to eliminate any anti-takeover protections contained in the Company’s Articles of Incorporation or Amended and Restated Bylaws that are prohibited under Delaware Law; and

● the Board shall promptly take all steps necessary and within its power to provide the procedural protections described in Kahn v. M&F Worldwide, 88 A.3d 635 (Del. 2014), and its progeny for the Company’s minority stockholders.

The above summary is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit Number	Exhibit Description
10.1	Amendment to Settlement Agreement, dated as of August 16, 2018, by and among Surge Components, Inc., Ira Levy, Steven J. Lubman, Alan Plafker, Lawrence Chariton, Gary Jacobs and Martin Novick, and Messrs. Michael D. Tofias and Bradley P. Rexroad.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE COMPONENTS, INC.

Date: August 22, 2018	By:	/s/ Ira Levy
Name: Ira Levy
Title: Chief Executive Officer

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